Exhibit 10.25

EXECUTION COPY

CONTRIBUTION AND SALE AGREEMENT*

between

WILLIS LEASE FINANCE CORPORATION,

and

WILLIS ENGINE FUNDING LLC

Dated as of

September 12, 2002

*              Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment, and the redacted material has been filed separately with the Securities and Exchange Commission (the "Commission").  An asterisk has been placed in the precise places in this Agreement where we have redacted information, and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

i

Section 7.06. Further Assurances
Section 7.07. No Waiver; Cumulative Remedies
Section 7.08. Counterparts
Section 7.09. Binding Effect
Section 7.10. Merger and Integration
Section 7.11. Headings
Section 7.12. Schedules and Exhibits
Section 7.13. General Interpretive Principles
Section 7.14. Third-Party Beneficiaries

EXHIBIT A	Initial List of Engines and Lease Agreements
EXHIBIT B	Form of Engine or Beneficial Interest Transfer Certificate

SCHEDULE 1	Certain Terms

ii

CONTRIBUTION AND SALE AGREEMENT

THIS CONTRIBUTION AND SALE AGREEMENT, dated as of September 12, 2002 (this “Agreement”), is entered into between WILLIS LEASE FINANCE CORPORATION (the “Seller”), a company organized and existing under the laws of Delaware located at 2320 Marinship Way, Suite 300, Sausalito, California 94965 and WILLIS ENGINE FUNDING LLC (the “Issuer”), a limited liability company organized and existing under the laws of Delaware located at 2320 Marinship Way, Suite 300, Sausalito, California 94965.

W I T N E S S E T H:

WHEREAS, the Seller wishes to transfer and convey on the initial Transfer Date the initial Contributed Assets to the Issuer for a purchase price equal to the Aggregate Net Purchase Price for such initial Contributed Assets (as such capitalized terms are defined below); and

WHEREAS, hereafter, from time to time, the Seller may transfer and convey to the Issuer, and the Issuer may transfer and convey to the Seller additional or existing Contributed Assets, as the case may be, upon the terms and conditions hereinafter set forth; and

WHEREAS, the Contributed Assets transferred hereunder will be pledged by the Issuer to the Indenture Trustee as collateral for the Notes to be issued from time to time pursuant to the terms of the Indenture; and

WHEREAS, the Seller and the Issuer agree that all representations, warranties, covenants and agreements made by the Seller and the Issuer herein shall be for the benefit of the Series Enhancer, if any, the Noteholders and the Indenture Trustee;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Definitions.  Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in the Indenture or, if not defined therein, in the Series 2002-1 Supplement.  Otherwise, terms defined herein shall have the following meanings and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:

Aggregate Net Purchase Price:  With respect to Contributed Assets conveyed by the Seller to the Issuer on any Transfer Date means the sum of the aggregate Net Purchase Price of the Contributed Engines and the net book value of the Related Assets.

Beneficial Interest:  With respect to any Engine, a Beneficial Interest in an Owner Trust created by the Issuer to hold such Engine.

Contributed Assets:  Contributed Engines and Related Assets.

Contributed Engines:  Engines transferred by the Seller to the Issuer and then by the Issuer to Owner Trusts, as more particularly described in the List of Engines.

Contribution Percentage:  This term is defined in Schedule 1 attached hereto.

Engine:  Any aircraft engine manufactured by one of the manufacturers and constituting one of the engine types set forth in Exhibit A to the Indenture.

Engine or Beneficial Interest Transfer Certificate:  An Engine or Beneficial Interest Transfer Certificate, substantially in the form of Exhibit B hereto, executed and delivered by the Seller and the Issuer in accordance with the terms of this Agreement.

Engine Representations and Warranties:  With respect to each Engine, the representations and warranties of the Seller as set forth in paragraphs (o) through (ii) inclusive of Section 3.01 of this Agreement.

Event of Default:  The occurrence of any of the events or conditions set forth in Section 801 of the Indenture.

Evidence of Filing:  This term is defined in Section 2.03(c).

Governmental Authority.  Any of the following:  (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

Indenture:  The Indenture, dated as of September 12, 2002, between the Issuer and the Indenture Trustee and all amendments and supplements thereto.

Lease Agreement:  Any lease agreement entered into from time to time by, or assigned to, the Issuer and, in each case, then assigned by the Issuer to an Owner Trust, pursuant to which the Issuer or such Owner Trust leases one or more Engines, as identified on Exhibit A hereto, as supplemented from time to time, and any substitutions and replacements therefor made in accordance with the Series 2002-1 Transaction Documents.

Lien:  Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

List of Engines:  A printed list of the Engines transferred by the Seller to the Issuer and certified by an Authorized Signatory, which includes a true and complete list of all Engines to be conveyed on any Transfer Date.  The List of Engines delivered on the initial Transfer Date (attached hereto as Exhibit A) will include the following information for each such Engine as of the initial Transfer Date:  (i) its Manufacturer’s serial number, (ii) the Model of Engine, (iii) the manufacturer of the Engine, (iv) if on-hire, the lessee to whom such Engine is leased and the related Lease Agreement; (v) if off-hire, the location of the Engine and (vi) identification of the

Series to which such Engine is pledged.  Supplements to the List of Engines will be attached to the Engine or Beneficial Interest Transfer Certificate, and will contain the Manufacturer’s serial number for each Engine and identification of the Series to which such Engine is pledged.  As of the date of this Agreement, the List of Engines is as set forth on Exhibit A hereto.

Owner Trust:  With respect to an Engine, an owner trust that is established pursuant to a trust agreement substantially in the form attached to the Series 2002-1 Supplement as Exhibit H-1 solely to hold such Engine and related Lease Agreement in connection with the Indenture.

Related Assets:  With respect to any Engine, all of the following:  (i) all Casualty Proceeds, Sales Proceeds, Maintenance Reserve Payments, Security Deposits and Engine Revenues related thereto, (ii) all right, title and interest of the Seller, the Issuer or the Owner Trust which owns such Engine in and to any agreement with (A) the manufacturer of such Engine, (B) each predecessor owner (other than the manufacturer) of such Engine and each immediately succeeding owner up to and including the Seller or such Owner Trust, and (C) each predecessor lessor of the related Lease Agreement (as more particularly described in the List of Engines) and each immediately succeeding lessor up to and including the Seller or such Owner Trust, and all amendments, additions and supplements thereto hereafter made with respect to such Engines and Lease Agreements, (iii) all right, title and interest in and to any Lease Agreement to the extent related to such Engine transferred and (iv) all payments, proceeds and income of the foregoing or related thereto.

Released Assets:  Released Engines, Released Beneficial Interests and Related Assets with respect to such Released Engines.

Released Beneficial Interest:  A Beneficial Interest in an Owner Trust that owns a Released Engine and Related Assets.

Released Engine:  An Engine repurchased from the Issuer by the Seller pursuant to Section 2.02(b).

Series 2002-1 Supplement:  The Supplement to the Indenture, dated as of September 12, 2002, between the Issuer and the Indenture Trustee.

Transfer Date:  The date on which an Engine is contributed or sold by the Seller to the Issuer pursuant to the terms of this Agreement.

Warranty Purchase Amount:  With respect to any Engine and Related Assets, or Beneficial Interest in an Owner Trust that owns such Engine and Related Assets, repurchased from the Issuer by the Seller pursuant to Section 2.02(b) hereof, the sum of the Net Purchase Price of such Engine and the net book value of the Related Assets, in each case on the Transfer Date on which such Engine and Related Assets were transferred by the Seller to the Issuer.

ARTICLE II

TRANSFER OF ENGINES AND BENEFICIAL INTERESTS

Section 2.01.          Transfer of Initial Contributed Assets.  On the initial Transfer Date, the Seller shall sell, transfer and convey to the Issuer and the Issuer shall acquire from the Seller all of the Seller’s right, title and interest in, to and under the initial Contributed Assets at a purchase price equal to the Aggregate Net Purchase Price for such initial Contributed Assets; provided, however, that the excess of (x) the Aggregate Net Purchase Price for such initial Contributed Assets over (y) the cash portion of the purchase price of the initial Contributed Assets paid by the Issuer to the Seller on such initial Transfer Date shall constitute a capital contribution to the Issuer.  The cash portion of the purchase price of the initial Contributed Assets shall be equal to the Contribution Percentage of the aggregate Net Book Value of the Contributed Engines.

Section 2.02.          Conveyance and Reconveyance of Engines and Related Assets after the Initial Transfer Date.

(a)           After the initial Transfer Date, the Seller may sell, transfer and convey to the Issuer additional Contributed Assets for consideration equal to the Aggregate Net Purchase Price for such additional Contributed Assets; provided, however, that the excess of (x) the Aggregate Net Purchase Price for such Contributed Assets over (y) the cash portion of the purchase price of such Contributed Assets paid by the Issuer to the Seller on such Transfer Date shall constitute a capital contribution to the Issuer.  The cash portion of the purchase price of such Contributed Assets shall be equal to the Contribution Percentage of the aggregate Net Book Value of the Contributed Engines.

(b)           Upon discovery by the Seller or the Issuer (or any of its successors or assigns) of a breach of any of the Engine Representations and Warranties relating to any Engine, the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other party, the trustee of the Owner Trust, if any, which owns the applicable Engine, the Indenture Trustee and the Administrative Agent.  If such breach materially and adversely affects the interest of the Issuer (or any of its successors or assigns), the Owner Trust, the Noteholders or the Indenture Trustee, then, unless such breach shall have been cured or waived by the Control Party with respect to the related Supplement for a Series within ninety days after the Seller’s discovery or receipt of written notice of such breach, the Issuer shall reconvey to the Seller, and the Seller shall acquire (i) the affected Engines and Related Assets or (ii) the Beneficial Interest in the Owner Trusts that own such Engines and Related Assets, for (A) consideration in cash equal to the aggregate Warranty Purchase Amount for such Engines and Related Assets or such Beneficial Interests, as applicable or (B) additional Contributed Engines which in each such case (i) satisfy each of the Engine Representations and Warranties as of such date of transfer, (ii) have an aggregate Appraised Value that equals or exceeds such aggregate Warranty Purchase Amount and (iii) are satisfactory to the Administrative Agent.  In the event of a repurchase of an Engine and Related Assets or the related Beneficial Interests the Seller shall deposit the cash portion of the Warranty Purchase Amount for each such Engine and Related Assets, or Beneficial Interest in an Owner Trust that owns such Engine and Related Assets, to be repurchased in the Trust Account prior to 10:00 a.m. (New York City time) on the ninetieth day after the Seller’s discovery of or receipt of written notice of, any such breach. The excess of such Warranty Purchase Amount over the cash portion of such Warranty Purchase Amount paid by the Seller to the Issuer shall constitute a dividend from the Issuer to the Seller.  The cash portion of any Warranty Purchase Amount shall equal the cash portion of the purchase price paid by the Issuer to the Seller in connection with the Issuer’s acquisition of such Engines and Related Assets from the Seller.

(c)           In connection with any transfer of Contributed Assets or Released Assets pursuant to the terms of this Agreement on the initial Transfer Date and on any Transfer Date after the initial Transfer Date, the Seller and the Issuer shall execute (on such Transfer Date, in the case of clause (i) below, and on or before the third Business Day following such Transfer Date, in the case of clause (iii) below) each of the following:

(i)            A completed Engine or Beneficial Interest Transfer Certificate with respect to each Contributed Engine being transferred to the Issuer and with respect to each Released Engine and Related Assets or Released Beneficial Interest being retransferred to the Seller;

(ii)           [Reserved]; and

(iii)          A supplement to the List of Engines setting forth the Manufacturer’s serial numbers of (A) each Engine which is transferred to the Issuer by the Engine or Beneficial Interest Transfer Certificate and (B) each Engine which is a Released Engine or which is owned by an Owner Trust the Beneficial Interest in which is a Released Beneficial Interest, as the case may be, and identification of the Series to which such Engine, Released Engine or Released Beneficial Interest, as the case may be, is or was pledged.  Upon delivery of such supplement, the List of Engines shall be deemed to have been amended to incorporate the information contained in such supplement.

(d)           Each Engine or Beneficial Interest Transfer Certificate with respect to each Contributed Engine and  each Released Engine and Released Beneficial Interest, as the case may be, shall operate as an assignment, without recourse, representation, or warranty, except (in the case of transfers by the Seller) for the warranty of good title and other representations and warranties specifically set forth in this Agreement, of all the transferor’s right, title, and interest in and to such Contributed Assets or Released Assets, as the case may be, such assignment being an outright assignment and not for security; and the transferee will thereupon own such Contributed Assets or Released Assets, as the case may be, free of any claims of or further obligations to the transferor, in its capacity as transferor, with respect thereto.  All transfers of Released Assets by Issuer to Seller hereunder shall be without recourse to, or representation or warranty of, Issuer of any kind.

Section 2.03.          Required Financing Statements; Marking of Records.

(a)           In connection with the transfer on the initial Transfer Date, the Seller agrees to record and file, at its own expense, the following Uniform Commercial Code (the “UCC”) financing statements and Federal Aviation Administration (the “FAA”) recordations:

(i)            UCC financing statements naming the Seller, as debtor/seller, the Issuer, as secured party/purchaser, the Indenture Trustee, as assignee of the secured party, and any

“accounts”, “chattel paper” or “general intangible” (as defined under the UCC) which are included in the initial Contributed Assets, as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices as required by the jurisdiction in which the Seller is “located” for purposes of the UCC;

(ii)           UCC financing statements naming the Issuer, as debtor, the Indenture Trustee, as secured party, and the Collateral, as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices as required by the jurisdiction in which the Issuer is “located” for purposes of the UCC;

(iii)          UCC financing statements naming the Owner Trust or the Owner Trustee, as the case may be under applicable law, as debtor, the Indenture Trustee, as secured party, and the Contributed Engines and Related Assets as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices as required by the jurisdiction in which the Owner Trustee is “located” for purposes of the UCC.

(iv)          UCC financing statements evidencing the termination of the security interest of any other Person with respect to any of the initial Contributed Assets and Collateral;

(v)           Evidence of recordation of (A) this Agreement, the Indenture, the Series 2002-1 Supplement and each Lease Agreement with respect to each Engine transferred on such date with the FAA and (B) with respect to Engines leased to Lessees outside of the United States and not owned by an Owner Trust appropriate documents with all Government Authorities of the country in which the chief executive office of such Lessee is located, where necessary to perfect the lien or security interest of the Indenture Trustee in such Engines; and

(vi)          UCC-1 financing statements naming each lease originator which is an Affiliate of the Seller, as debtor, the Seller, as secured party, the Indenture Trustee, as assignee of the secured party, and the Lease Agreements being transferred to the Issuer on the initial Transfer Date, as Collateral, in the appropriate filing offices as required by the jurisdiction in which the lease originator is “located” for purposes of the UCC.

(b)           In connection with all transfers after the initial Transfer Date, the Seller agrees to record and file, at its own expense, the following UCC financing statements (and/or amendments to previously filed UCC financing statements) and FAA recordations:

(i)            UCC financing statements naming the Seller, as debtor/seller, the Issuer, as secured party/purchaser, the Indenture Trustee, as assignee of the secured party, and any “accounts”, “chattel paper” or “general intangible” (as defined under the UCC) which are included in the Contributed Assets transferred since the most recent filing as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices as required by the jurisdiction in which the Seller is “located” for purposes of the UCC;

(ii)           UCC financing statements naming the Issuer, as debtor, the Indenture Trustee, as secured party, and the Collateral, as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices as required by the jurisdiction in which the Issuer is “located” for purposes of the UCC;

(iii)          UCC financing statements naming the Owner Trust or the Owner Trustee, as the case may be under applicable law, as debtor, the Indenture Trustee, as secured party, and the Contributed Engines and Related Assets as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices as required by the jurisdiction in which the Owner Trust is “located” for purposes of the UCC.

(iv)          Evidence of recordation of (A) this Agreement, the Indenture, the Series 2002-1 Supplement and each Lease Agreement with respect to each Contributed Engine transferred on such date, together with any amendments and supplements hereto or thereto, with the FAA, and (B) with respect to Contributed Engines leased to Lessees domiciled outside the United States, appropriate documents with all Government Authorities of the country in which the chief executive office of such Lessee is located, where necessary to perfect the lien or security interest of the Indenture Trustee in such Contributed Engines;

(v)           UCC-1 financing statements naming each lease originator which is an Affiliate of the Seller, as debtor, the Seller, as secured party, the Indenture Trustee, as assignee of the secured party, and the Lease Agreements being transferred to the Issuer after the initial Transfer Date, as Collateral, in the appropriate filing offices as required by the jurisdiction in which the lease originator is “located” for purposes of the UCC;

(vi)          any other UCC-1 financing statements reasonably requested by the Deal Agent to perfect the security interest of the Indenture Trustee in the Collateral; and

(vii)         UCC financing statements evidencing the termination of the security interest of any other Person with respect to any of the Contributed Assets being transferred to the Issuer.

(c)           All such UCC financing statements and recordations shall meet the requirements of applicable law.  The Seller shall, on or prior to the applicable Transfer Date, deliver to the Issuer (with copies to the Indenture Trustee and the Administrative Agent), (i) with respect to such UCC financing statements, a file-stamped copy of such UCC financing statements or, in the event that a file-stamped copy of such UCC financing statements cannot be obtained in any given jurisdiction, a certificate signed by the relevant filing agent indicating that he/she filed such UCC financing statements with the relevant governmental authority in such jurisdiction, and (ii) with respect to such recordations, evidence of submission of the applicable recorded documents.  Such file-stamped copies of such UCC financing statements (or certificates signed by the relevant filing agent, if applicable) and evidences of submission of the applicable recorded documents delivered pursuant to the immediately preceding sentence on any given Transfer Date shall constitute the “Evidence of Filing” for such Transfer Date.  Nothing contained in this Section 2.03 shall limit the Seller’s obligation to file continuation or termination statements in accordance with Section 4.01(k) of this Agreement and any applicable law.

(d)           In connection with each transfer and conveyance of Contributed Engines and Related Assets, the Seller shall, on or prior to each Transfer Date, at its own expense (i) cause its computer records to be marked to show that the Contributed Engines and Related Assets have been transferred to the Issuer and, in the case of Contributed Engines and

Related Assets that have been transferred by the Issuer to Owner Trusts, that the applicable Contributed Engines and Related Assets have been transferred to the applicable Owner Trusts and then pledged to the Indenture Trustee and (ii) prepare and hold, in its capacity as Servicer, the List of Engines.

(e)           In connection with each transfer and conveyance of Engines and Related Assets, the Seller shall take, and shall cause the Issuer to take, all steps necessary to perfect the Issuer’s and the Indenture Trustee’s perfected first priority interest in the Collateral under the laws of any applicable foreign jurisdiction.

Section 2.04.          Servicing of Contributed Assets.  The Issuer and the Seller intend that, following each conveyance of the Contributed Assets pursuant to this Agreement, the Contributed Assets and any assets owned by an Owner Trust the Beneficial Interest in which is owned by the Issuer will be serviced by the Seller (and its successors and assigns), as Servicer, pursuant to the terms of the Servicing Agreement.

Section 2.05.          Security Agreement.

(a)           The Seller and the Issuer intend that the transfer by the Seller of the initial Contributed Assets pursuant to Section 2.01 hereof and each subsequent transfer by the Seller of additional Contributed Assets pursuant to Section 2.02 hereof shall each constitute a valid sale, transfer and conveyance by the Seller of the Contributed Assets and that the Contributed Assets shall not be part of the Seller’s estate in the event of the insolvency or bankruptcy of the Seller.

(b)           The Seller and the Issuer intend that their operations and business would not be substantively consolidated in the event of the bankruptcy or insolvency of the Seller and that the separate existence of the Seller and the Issuer would not be disregarded in the event of the insolvency or the bankruptcy of the Seller.  In the event that (i) any such Contributed Assets are held to be property of the Seller’s bankruptcy estate or (ii) this Agreement is held or deemed to create a security interest in the Contributed Assets, then (x) this Agreement shall constitute a security agreement within the meaning of Article 8 and Article 9 of the UCC as in effect in the State of New York and (y) the conveyances provided for in Section 2.01 and Section 2.02 hereof shall constitute a grant by the Seller to the Issuer of a valid first priority perfected security interest in all of the Seller’s right, title and interest in and to the Contributed Assets, which security interest has been assigned to the Indenture Trustee pursuant to Section 4.03 hereof and which security interest will be deemed to have been granted directly to the Indenture Trustee from the Seller in the event of the consolidation of the Seller and the Issuer in any Insolvency Proceeding.  In furtherance of the foregoing, (i) the Issuer shall have all of the rights of a secured party with respect to the Contributed Assets pursuant to applicable law and (ii) the Seller shall execute all documents, including but not limited to UCC financing statements, as the Issuer may reasonably require to effectively perfect and evidence the Issuer’s first priority security interest in the Contributed Assets and each Owner Trust’s ownership interest in the Engines, Lease Agreements and other Related Assets owned or purported to be owned by such Owner Trust.  The Seller also covenants not to pledge, assign or grant any interest to any other party in any Contributed Assets other than the leasehold interest which is granted to a Lessee pursuant to the applicable Lease Agreement.

Section 2.06.          Additional Capital Contributions.  Any transfer of cash by the Seller to the Issuer (other than any such transfers by the Seller as initial Servicer in accordance with the terms of the Servicing Agreement) shall constitute a capital contribution to the Issuer.  As of the date of any such transfer of cash, the Seller shall not be insolvent under the Insolvency Law and will not be rendered insolvent by any such transfer.

Section 2.07.          Contributed Engine Requirements.  Each Contributed Engine must satisfy the Engine Representations and Warranties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.          Representations and Warranties of the Seller.  The Seller hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Noteholders and the Issuer, on which the Issuer relies in accepting the conveyance of the Contributed Assets.  Such representations and warranties are made as of each Transfer Date with respect to the Contributed Assets transferred to the Issuer on such date unless otherwise indicated, but shall survive each transfer and conveyance of the respective Contributed Assets to the Issuer and the pledge of such Contributed Assets to the Indenture Trustee until the Notes have been paid in full.

(a)           Organization and Good Standing.  The Seller is a company duly organized, validly existing and in compliance under the laws of the state of its incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and to own the Contributed Assets and to perform its obligations hereunder and under any Related Document to which it is a party, and has had the same legal name for the past nine months and does not do business under any other name;

(b)           Due Qualification.  The Seller is qualified as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure to be so qualified, licensed or approved, could adversely affect the ability of (i) the Seller to perform its obligations under and comply with the terms of this Agreement and any other Related Document to which it is a party or (ii) the Issuer to enforce its rights under any Lease Agreement or with respect to any Contributed Assets or any Owner Trust to enforce its rights under any Lease Agreement or with respect to any Engine or Related Asset owned or purportedly owned by it;

(c)           Power and Authority.  The Seller has the corporate power and authority to execute and deliver this Agreement and any other Related Documents to which it is a party and to carry out their terms; the Seller has duly authorized the transfer and conveyance to the Issuer of the Contributed Assets by all necessary corporate action; the execution, delivery, and performance of this Agreement, any other Related Document and any Lease Agreement to which it is a party has been duly authorized by the Seller by all necessary corporate action and this Agreement, any other Related Document and any Lease Agreement to which it is a party have been duly executed and delivered by the Seller and each applicable Owner Trust;

(d)           Valid Assignment; Binding Obligations.  This Agreement constitutes a valid sale, transfer and conveyance to the Issuer of all right, title and interest of the Seller in, to and under the Contributed Assets and the Contributed Assets will be held by the Issuer free and clear of any Lien of any Person claiming through or under the Seller, except for (i) Permitted Encumbrances, (ii) the Lien created by the Indenture and (iii) Liens which may be created under this Agreement; and this Agreement and each other Related Document to which it is a party, when duly executed and delivered by the other parties thereto, will constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(e)           No Violation.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and the Related Documents to which the Seller is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter documents or by-laws of the Seller, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the Indenture, or violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Seller or any of its properties;

(f)            No Proceedings or Injunctions.  There are (i) no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement or any other Related Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Related Document to which it is a party or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Related Document to which it is a party and (ii) no injunctions, writs, restraining orders or other orders in effect against the Seller that would adversely affect its ability to perform under this Agreement or any other Related Document to which it is a party;

(g)           Insolvency.  The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated hereby.  At all times during this Agreement, the Seller shall possess sufficient net capital and liquid assets (or ability to access the same) to satisfy its obligations as they become due in the normal course of business, and will not be rendered insolvent by the sale or other transfer of any Contributed Assets;

(h)           Principal Place of Business and State of Incorporation.  As of the date hereof, the Seller’s principal place of business and chief executive office are each at 2320 Marinship Way, Suite 300, Sausalito, California 94965 and the Seller has maintained such addresses for the immediately preceding four months.  As of the date hereof, the Seller’s state of incorporation is the State of Delaware.

(i)            Accounting and Tax Treatment.  The Seller will treat the transfer of the Contributed Assets to the Issuer pursuant to this Agreement as a capital contribution (in part) and sale (in part) of such Contributed Assets (which allocation between capital contribution and sale will be determined in accordance with Section 2.01 and Section 2.02 hereof) for financial reporting, accounting and all income tax purposes;

(j)            Approvals.  All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Seller or, to the knowledge of the Seller, by any other party in connection with the execution and delivery of this Agreement or any other Related Document to which it is a party have been or will be taken or obtained on or prior to the date hereof,

(k)           Financial Statements.  The consolidated balance sheet of the Seller at December 31, 2001 and the consolidated statements of income, retained earnings and cash flows for the fiscal years ended on such dates, are accompanied by reports thereon containing opinions without qualification, except as therein noted, by the independent accountants, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Seller and its subsidiaries as of such dates and the results of their operations for such periods;

Since December 31, 2001, there has been no change in the business or condition (financial or otherwise) of the Seller except changes in the ordinary course of business, and those changes which were reported in the Seller’s public filings with the Securities and Exchange Commission, none of which individually or in the aggregate has been materially adverse.  Neither the Seller nor any of its subsidiaries (other than the Issuer) has any material liabilities or obligations other than those disclosed in the financial statements referred to in the preceding paragraph or for which adequate reserves are reflected in such financial statements.  The Issuer does not have any material liabilities or obligations other than under the Related Documents;

(l)            Governmental Consent.  With the exception of a Current Report on Form 8-K which the Seller shall promptly file with the SEC regarding the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is or will be necessary or required on the part of the Seller in connection with the execution and delivery of this Agreement or the transfer and conveyance of the Contributed Assets hereunder;

(m)          Investment Company.  The Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(n)           Valid Business Purpose.  The Seller has valid business reasons for selling, transferring and conveying the Contributed Assets to the Issuer;

(o)           Title to Contributed Assets.  Immediately prior to the transfer of any Contributed Asset to the Issuer pursuant to the terms of this Agreement, the Seller had good and marketable title to such Contributed Asset free and clear of all Liens except Permitted Encumbrances, and as of the applicable Transfer Date, the Seller shall convey to the Issuer good and marketable title to each such Contributed Asset, free and clear of all Liens, except Permitted Encumbrances and the Liens in favor of the Indenture Trustee;

(p)           Delivery of Required Financing Statements.  The Seller has filed on or prior to each Transfer Date all of the filings pursuant to Sections 2.03(a) or (b), as the case may be, and (c) hereof with respect to the Contributed Assets for such Transfer Date.

(q)           Casualty Loss.  No Contributed Engine shall have suffered a Casualty Loss on or prior to the related Transfer Date;

(r)            No Violation of Lease Agreements.  The transfer and conveyance to the Issuer of the Contributed Assets will not violate the terms or provisions of any Lease Agreement or any other agreement to which the Seller then is a party or by which it is bound;

(s)           Rights to Lease Agreements are Assignable.  The rights of the Seller with respect to each Lease Agreement transferred pursuant to this Agreement are assignable by the Seller without the consent of any Person other than consents which will have been obtained prior to the related Transfer Date;

(t)            All Necessary Action Taken.  Immediately after each of the transfers and conveyances to the Issuer as contemplated in this Agreement, (i) all necessary action will have been taken by the Seller to validly transfer and convey to the Issuer free and clear of all Liens except Permitted Encumbrances and, (A) all right, title and interest of the Seller in and to each Lease Agreement and the payments due and to become due thereunder to the extent related to a Contributed Engine and all scheduled lease payments to become due thereunder which related to a Contributed Engine and (B) all right, title and interest of the Seller in and to any Contributed Engines and Related Assets which are transferred hereunder and (ii) all necessary action will have been taken by the relevant parties to grant to the Indenture Trustee a perfected, first priority security interest in the Collateral (except, with respect to Contributed Engines leased to Lessees domiciled outside the United States, only to the extent reasonably available);

(u)           Origination and Collection Practices.  To the best of the Seller’s knowledge, the origination, acquisition and collection practices used by the Seller with respect to each Lease Agreement have been in all respects legal, proper, prudent and in accordance with the standards it uses for its own portfolio;

(v)           Reserved;

(w)          Owner Trust.  The Owner Trust that will hold such Engine is duly organized, validly existing and in compliance under the laws of the state of its formation, as indicated in the applicable Engine or Beneficial Interest Transfer Certificate, with all necessary power and authority to own its properties and to conduct its business as such properties are currently owned or contemplated to be owned and such business is currently or contemplated to be conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and own the Engine and Lease owned by it, as described in the applicable Engine or Beneficial Interest Transfer Certificate and to perform its obligations under any Related Document to which it is a party, and has not at any time had any other legal name except as set forth in the applicable Engine or Beneficial Interest Transfer Certificate;

(x)            Reserved;

(y)           Ordinary Course of Business.  All Lease Agreements related to Contributed Engines and Contributed Beneficial Interests were originated in the ordinary course of business of the Seller’s business;

(z)            No Adverse Selection Procedures:  Eligible Engines.  No adverse selection procedures have been used by the Seller in selecting any Contributed Engine (and related Lease Agreement) and each Contributed Engine and each Lease Agreement is an Eligible Engine and an Eligible Lease, respectively;

(aa)         Ordinary Course.  The transactions contemplated by this Agreement are being consummated by the Seller in good faith and in furtherance of the Seller’s ordinary business purposes and constitute a practical and reasonable course of action by the Seller designed to improve the financial position of the Seller, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors;

(bb)         To the best of the Seller’s knowledge, each Lease Agreement and all accompanying documents are complete and authentic and all signatures thereon are genuine;

(cc)         Each Lease Agreement arose from a bona fide transaction, complying with all applicable laws and regulations of Governmental Authorities, with persons having legal capacity to contract and was duly authorized, executed and delivered by the Seller;

(dd)         All amounts represented to be payable under each Lease Agreement are, in fact, payable in accordance with the provisions of each Lease Agreement;

(ee)         No Event of Default (as defined in the Lease Agreement) has occurred under any Lease Agreement;

(ff)           Each Contributed Engine conforms to the description thereof as set forth on the List of Engines and any applicable Engine or Beneficial Interest Transfer Certificate;

(gg)         The items in each Collateral File that are required to be delivered on the applicable Transfer Date have been delivered to the Custodian and each of such items delivered on the applicable Transfer Date complies with the terms herein and in the Indenture;

(hh)         Each Lease Agreement requires Lessee to pay, and indemnify, defend and hold Lessor and Lessor’s lender (which term includes the Noteholders and the Indenture Trustee) harmless on a net after tax basis from and against any and all taxes of whatever kind or nature, including costs or expenses incurred in connection therewith, which may be assessed against, chargeable to or collectible from any of Lessee, Lessor’s lender or lessor by any taxing authority, foreign, federal, state or local, and which are based upon, levied or assessed with respect to the lease of any Engine or the operation, possession or use of such Engine while under any Lease, except taxes based on the net income of Lessor; and

(ii)           Each Lease Agreement is non-cancelable by the Lessee during the term of such Lease Agreement unless such requirement is waived in writing by the Administrative Agent.

Section 3.02.          Representations and Warranties of the Issuer.  The Issuer hereby makes the following representations and warranties, for the benefit of the Seller, the Indenture Trustee, the Noteholders and any Series Enhancer, if any, on which the Seller relies in transferring the Contributed Assets to the Issuer.  Such representations and warranties speak as of each Transfer Date with respect to the Contributed Assets transferred to the Issuer on such date, unless otherwise indicated, but shall survive each transfer and conveyance of the respective Contributed Assets to the Issuer and the pledge of such Contributed Assets to the Indenture Trustee until the Notes have been paid in full.

(a)           Organization and Good Standing.  The Issuer is a limited liability company duly organized and validly existing in compliance under the laws of Delaware, with full power and authority to own and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party and the transactions contemplated hereby and thereby;

(b)           Due Qualification.  The Issuer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of (i) the Issuer to perform its obligations under and comply with the terms of this Agreement or any other Related Documents to which it is a party or (ii) the Indenture Trustee to enforce its rights under any Lease Agreement, this Agreement or any other Related Document;

(c)           Power and Authority.  The Issuer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Issuer by all necessary action; the Issuer will have the power and authority to acquire and will have acquired whatever right, title and interest in the Contributed Assets as was conveyed to it by the Seller; and the Issuer will have duly authorized, executed and delivered the Notes, this Agreement and the other Related Documents to which it is a party;

(d)           Binding Obligations.  This Agreement and each other Related Document to which the Issuer is a party, when duly executed and delivered by the other parties hereto or thereto, will constitute a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(e)           No Violation.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter documents or by-laws of the Issuer, or any term of any indenture to which the Issuer is a party or by which its assets may be bound;

(f)            No Proceedings or Injunctions.  There are (i) no proceedings or investigations to which the Issuer, or any Affiliate of the Issuer, is a party pending, or, to the knowledge of the

Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of the Notes, this Agreement or the other Related Documents to which Issuer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Related Documents to which the Issuer is a party or (C) seeking any determination or ruling that would materially and adversely affect (1) the performance by the Issuer of its obligations under, or the validity or enforceability of, the Notes, this Agreement or the other Related Documents to which the Issuer is a party or (2) the ability of any Owner Trust, the Indenture Trustee or any Series Enhancer, if any, to enforce its rights under any Lease Agreement, this Agreement or any other Related Document and (ii) no injunctions, writs, restraining orders or other orders in effect against the Issuer that would adversely affect (1) its ability to perform under the Notes, this Agreement or the other Related Documents to which it is a party or (2) the ability of any Owner Trust, the Indenture Trustee or any Series Enhancer, if any, to enforce its rights under any Lease Agreement, this Agreement or any other Related Document;

(g)           Approvals.  All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Issuer or, to the knowledge of the Issuer, by any other party in connection with the execution and delivery of this Agreement or any other Related Document to which it is a party have been or will be taken or obtained on or prior to the date hereof;

(h)           Solvency.  The Issuer is not insolvent under the Insolvency Law;

(i)            Principal Place of Business and State of Formation; Trade Names.  The Issuer has only one place of business and its chief executive office is located at the address set forth in the preamble hereto.  The Issuer’s state of formation is the State of Delaware.  The Issuer has not been known by any name other than “Willis Engine Funding LLC”;

(j)            Subsidiaries.  Except for WLFC Funding (Ireland) Limited, a corporation organized under the law of the Republic of Ireland, the Issuer has no Subsidiaries; and

(k)           Ordinary Course.  The transactions contemplated by this Agreement are being consummated by the Issuer in good faith and in furtherance of the Issuer’s ordinary business purposes and constitute a practical and reasonable course of action by the Issuer designed to improve the financial position of the Issuer, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

ARTICLE IV

COVENANTS OF THE SELLER AND THE ISSUER

Section 4.01.          Seller Covenants.  The Seller hereby covenants and agrees with the Issuer, the Noteholders and the Indenture Trustee as follows:

(a)           Merger or Consolidation of, or Assumption of the Obligations of, the Seller.  Notwithstanding anything in this Agreement to the contrary, any corporation (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be party or (iii) succeeding to the business of the Seller substantially as a whole, will be the successor to the Seller under this Agreement, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no Event of Default shall result therefrom and no representation or warranty made pursuant to Section 3.01 shall have been breached, (y) the Seller shall have delivered to the Issuer, the Administrative Agent and each Rating Agency, if any, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Issuer, the Administrative Agent and each Rating Agency an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all UCC financing statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Issuer, the Indenture Trustee and any Series Enhancer, if any, in the Contributed Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

(b)           Limitation on Liability of the Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement; provided, however, that any such limitation does not affect the obligation of the Seller to accept reconveyance of certain Contributed Engines and the Related Assets, or Beneficial Interests in Owner Trusts that own such Contributed Engines and the Related Assets and pay the consideration therefor pursuant to Section 2.02 hereof.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as the transferor of the Contributed Assets under this Agreement, any Engine or Beneficial Interest Transfer Certificate and that in its reasonable opinion may involve it in any expense or liability.

(c)           Preservation of Security Interest.  The Seller shall execute and file such UCC financing statements in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement and the security interest of the Noteholders and the Indenture Trustee in the Contributed Assets.

(d)           Preservation of Name, etc.  The Seller will not change its name, identity or corporate structure in any manner unless (i) the Seller shall have given the Issuer, the Indenture Trustee, each Series Enhancer, if any, the Administrative Agent and the Noteholders at least 30 days’ prior written notice thereof and (ii) the Seller shall have filed any necessary UCC financing statements necessary to continue the effectiveness of any UCC financing statement referred to in paragraph (c) above.

(e)           Preservation of Office.  The Seller will give the Issuer, each Series Enhancer, if any, the Administrative Agent, the Indenture Trustee and the Noteholders at least 30 days’ prior written notice of any relocation of its chief executive office.

(f)            Books and Records.  The Seller will, at its own cost and expense, mark its books and records to the effect that each Contributed Engine and Related Asset has been transferred to the Issuer and subsequently pledged to the Indenture Trustee pursuant to the Indenture.

(g)           Obligations with Respect to Engines and Beneficial Interests.  The Seller will do nothing to impair the rights of the Issuer, the Owner Trusts, the Noteholders or the Indenture Trustee in the Contributed Engines, Contributed Beneficial Interests and the Related Assets, as the case may be, other than as permitted by the Servicing Agreement.

(h)           Compliance with Law.  The Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Contributed Assets or any part thereof, provided, however, that the Seller may contest any act, rule, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer, the Noteholders or the Indenture Trustee in any of the Contributed Assets.

(i)            Conveyance of Contributed Assets; Security Interests.  Except for the transfers and conveyances hereunder and the security interest created pursuant to the Indenture, the Seller will not pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien other than Permitted Encumbrances on, any Contributed Asset (or any interest therein) other than the rights of a lessee under a Lease Agreement and the Seller shall defend the right, title and interest of the Issuer and its successors and assigns in, to and under the Contributed Assets against all claims of third parties claiming through or under the Seller.

(j)            Notification of Breach.  The Seller will advise the Issuer, the Administrative Agent and the Indenture Trustee promptly, in reasonable detail, upon discovery of the occurrence of any breach by the Seller of any of its representations, warranties and covenants contained herein.

(k)           Further Assurances.  The Seller will make, execute or endorse, acknowledge and file or deliver to the Issuer, the Owner Trusts and each Series Enhancer, if any, from time to time such UCC financing statements (including any termination or continuation statements), schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Contributed Assets and other rights covered by this Agreement, as the Issuer, the Owner Trusts or each Series Enhancer, if any, may request and reasonably require.  The Seller shall take all steps necessary to perfect the Issuer’s and the Indenture Trustee’s interest in the Contributed Assets under any international perfection standards that may be adopted after the date of this Agreement to the extent practicable and without unreasonable cost.

(l)            Indemnification.  The Seller agrees to indemnify, defend and hold the Issuer and the Owner Trusts harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) to which the Issuer or the Owner Trusts may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of or is based upon a breach by the Seller of its covenants contained in Section 4.01, or any information certified in any schedule delivered by the Seller hereunder being untrue in any material respect as of the date of such certification.  The obligations of the Seller under this Section 4.01(l) shall be considered to have been relied upon by the Issuer, the Owner Trusts, the Noteholders, the Administrative Agent and the Indenture Trustee and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by the Issuer or on its behalf.

(m)          Notice of Liens.  The Seller shall notify the Issuer promptly after becoming aware of any Lien other than Permitted Encumbrances on the Contributed Assets or on any assets owned by any Owner Trust.

(n)           Transfer Taxes.  The Seller shall, immediately upon (i) receipt of notice from any applicable Governmental Authority that a tax or related fine is due or (ii) the imposition of any related Lien on any property of the Issuer, pay all taxes, related fines and related expenses (including attorney’s fees) incurred or required to be paid by the Seller or the Issuer in connection with or related to the conveyance of the Contributed Assets from the Seller to the Issuer and from the Issuer to the Owner Trusts, and acknowledges that the Issuer shall have no responsibility with respect thereto.

(o)           No Bankruptcy Petition Against the Issuer or the Owner Trusts.  The Seller will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Indenture, this Agreement and the Related Documents, institute against the Issuer or any Owner Trust, or join any other Person in instituting against the Issuer or any Owner Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of any applicable jurisdiction.  This subsection 4.01(o) shall survive the termination of this Agreement.

(p)           ERISA.  The Seller agrees to indemnify, defend and hold the Issuer and each Owner Trust harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) to which the Issuer or any Owner Trust may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of any Plan.

(q)           Substantive Consolidation.  The Seller will be operated in such a manner so that it would not be substantively consolidated with the Issuer or any Owner Trust, so that the separate existence of the Seller, on the one hand, and the Issuer and each Owner Trust, on the other hand, would not be disregarded in the event of a bankruptcy or insolvency of the Seller or the Issuer or any Owner Trust, and in such regard, among other things:

(i)            the Seller, on the one hand, will not be involved in the day-to-day management of the Issuer or any Owner Trust, on the other hand;

(ii)           the Seller, on the one hand, will maintain separate corporate records and books of account from the Issuer and each Owner Trust, on the other hand, and otherwise will observe corporate formalities and have a separate area from the Issuer for its business;

(iii)          the financial statements and books and records of the Seller will be prepared after the date of creation of the Issuer to reflect and will reflect the separate existence of the Issuer and each Owner Trust, provided, that the Issuer’s and the Owner Trust’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Issuer; provided, however, that any such consolidated financial statement will make clear that the Issuer’s and the Owner Trust’s assets are not available to satisfy the obligations of such Affiliate;

(iv)          the Seller, on the one hand, will maintain its assets separately from the assets of the Issuer and each Owner Trust, on the other hand (including through the maintenance of a separate bank account), and the Seller’s assets, and records relating thereto, have not been, are not and will not be, commingled with those of the Issuer or any Owner Trust;

(v)           all of the Seller’s business correspondence and other communications will be conducted in the Seller’s own name and on its own respective stationery;

(vi)          the Seller does not act as an agent for the Issuer or any Owner Trust, other than in its capacity as the Servicer, and in connection therewith, will present itself to the public as an agent for the Issuer and each Owner Trust and as a corporation separate from the Issuer and each Owner Trust;

(vii)         the Seller does not conduct any of the business of the Issuer or any Owner Trust in the Seller’s name;

(viii)        the Seller does not pay any liabilities of the Issuer or any Owner Trust out of the Seller’s funds or assets;

(ix)           the Seller maintains an arm’s-length relationship with the Issuer and each Owner Trust except with respect to the making of the Guaranty;

(x)            the Seller will not assume or guarantee or become obligated for the debts of the Issuer or any Owner Trust or hold out its credit as being available to satisfy the obligations of the Issuer or any Owner Trust except with respect to (A) obligations of the Seller under the Guaranty and (B) obligations of the Seller to Lessees arising by operation of law under Eligible Leases with respect to which the consent of such Lessees has not been obtained prior to the transfer of such Eligible Leases to Issuer by Seller pursuant to this Agreement;

(xi)           the Seller will not acquire obligations of the Issuer or any Owner Trust;

(xii)          the Seller will allocate fairly and reasonably overhead or other expenses that are properly shared with the Issuer, including without limitation, shared office space;

(xiii)         the Seller will identify and hold itself out as a separate and distinct entity from the Issuer and each Owner Trust;

(xiv)        the Seller will correct any known misunderstanding regarding its separate identity from the Issuer and each Owner Trust;

(xv)         the Seller will not identify the Issuer or any Owner Trust as a division or part of itself,

(xvi)        the Seller will not enter into, or be a party to, any transaction with the Issuer or any Owner Trust except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, other than with respect to the making of the Guaranty; and

(xvii)       the Seller does not pay the salaries of the Issuer’s or any Owner Trust’s employees, if any.

Section 4.02.          Issuer Covenants.

(a)           Non-Consolidation.  The Issuer will be operated in such a manner so that neither it nor any Owner Trust would be substantively consolidated with the Seller, so that the separate existence of the Issuer and each Owner Trust, on the one hand, and the Seller, on the other hand, would not be disregarded in the event of a bankruptcy or insolvency of the Issuer, any Owner Trust, or the Seller, and in such regard, among other things:

(i)            the Issuer will not be involved in the day-to-day management of the Seller;

(ii)           the Issuer (A) will, on its behalf and on behalf of each Owner Trust, maintain separate records and books of account from the Seller and otherwise will observe all formalities and have a separate area from the Seller for its business and (B) will cause to be maintained, on behalf of each Owner Trust, separate trust records and financial records which may be produced upon demand identifying the assets, liabilities, revenues and expenses of such Owner Trust separately from those of the Issuer and;

(iii)          the financial statements and books and records of the Issuer and the financial records of each Owner Trust, on the one hand, will reflect its separate existence from the Seller, on the other hand, provided, that the Issuer’s and the Owner Trust’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Issuer; provided, however, that any such consolidated financial statement will make clear that the Issuer’s and the Owner Trust’s assets are not available to satisfy the obligations of such Affiliate;

(iv)          the Issuer will and will cause each Owner Trust to maintain its assets separately from the assets of the Seller and records relating thereto, have not been, are not and will not be commingled with those of the Seller’s assets;

(v)           all of the Issuer’s and each Owner Trust’s business correspondence and other communications will be conducted in its own name and on its own stationery;

(vi)          the Issuer will not and will not permit any Owner Trust to act as an agent of the Seller in any capacity and will present itself to the public as a corporation or Trust separate from the Seller;

(vii)         the Issuer will and will cause each Owner Trust to conduct its business solely in its own name;

(viii)        the Issuer will and will cause each Owner Trust to pay its own liabilities out of its own funds and assets;

(ix)           the Issuer will and will cause each Owner Trust to maintain an arm’s-length relationship with its Affiliates;

(x)            the Issuer will not and will not permit any Owner Trust to assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligation of any other entity, (in each case other than guarantees or other obligations of any Owner Trust in respect of obligations of the Issuer) and will not permit any other person to assume or guarantee or become obligated for its debts or hold out its credit as being available to satisfy its obligations, except with respect to (A) obligations of the Seller under the Guaranty and (B) obligations of the Seller to Lessees arising by operation of law under Eligible Leases with respect to which the consent of such Lessees has not been obtained prior to the transfer of such Eligible Leases to Issuer by Seller pursuant to this Agreement;

(xi)           the Issuer will not acquire obligations or securities of its stockholders;

(xii)          the Issuer will allocate fairly and reasonably overhead or other expenses that are properly shared with any other person or entity, including without limitation, shared office space, and use separate stationery, invoices and checks;

(xiii)         the Issuer will and will cause each Owner Trust to identify and hold itself out as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

(xiv)        the Issuer will and will cause each Owner Trust to correct any known misunderstanding regarding its separate identity;

(xv)         the Issuer will not and will not permit any Owner Trust to make loans to any person or entity;

(xvi)        the Issuer will not identify its stockholders, or any Affiliates of any of them, as a division or part of itself;

(xvii)       the Issuer will not and will not permit any Owner Trust to enter into, or be a party to, any transaction with its stockholders or their Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(xviii)      the Issuer will pay the salaries of its own employees, if any, from its own funds.

Section 4.03.          Transfer of Contributed Assets.  The Seller understands that the Issuer intends to assign the Contributed Assets and its rights under this Agreement to the Indenture Trustee under the Indenture, and hereby consents to the assignment of all or any portion of this Agreement by the Issuer to such Indenture Trustee.  The Seller agrees that upon such assignment the Indenture Trustee may exercise the rights of the Issuer hereunder and shall be entitled to all of the benefits of the Issuer hereunder.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01.          Conditions to the Issuer’s Obligations.  The obligations of the Issuer to acquire Contributed Assets on any Transfer Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by Section 2.02 (d)):

(a)           All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Transfer Date (including without limitation the Engine Representations and Warranties) with the same effect as though such representations and warranties had been made on such date;

(b)           All information concerning the Contributed Assets provided to the Issuer shall be true and correct in all material respects;

(c)           The Seller shall have performed all other obligations required to be performed by the provisions of this Agreement and the other Related Documents;

(d)           All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Issuer, and the Issuer shall have received from the Seller copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Issuer may reasonably have requested; and

(e)           No Event of Default or Early Amortization Event shall have occurred and then be continuing or result from the acquisitions of such Contributed Assets.

Section 5.02.          Conditions to the Seller’s Obligations.  The obligations of the Seller to convey and contribute the Contributed Assets on the initial Transfer Date and on each subsequent Transfer Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by section 2.02(d)):

(a)           All representations and warranties of the Issuer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

(b)           All limited liability company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Issuer copies of all documents (including without limitation records of limited liability company proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

ARTICLE VI

TERMINATION

Section 6.01.          Termination.  The respective obligations and responsibilities of the Seller and the Issuer created by this Agreement shall not terminate prior to payment in full of all Outstanding Obligations.

Section 6.02.          Effect of Termination.  No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Issuer shall be deemed to impair or affect the obligation pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by the Seller or the Issuer occurring prior to the date of such termination.  Without limiting the foregoing, prior to termination, neither the failure of the parties to execute and to deliver an Engine or Beneficial Interest Transfer Certificate pursuant to Section 2.02, nor the failure of the Seller to pay in cash or kind the compensation therefor shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article 4 or Section 7.06 of this Agreement render an executed conveyance executory.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01.          Amendment.  This Agreement may be amended from time to time by the Seller and the Issuer only with the prior written consent of the Indenture Trustee as directed by each Control Party of each Series and upon prior notice to each Rating Agency, if any.  The Issuer shall forward copies of any amendment to this Agreement to the Administrative Agent and the Rating Agencies, if any.

Section 7.02.          Governing Law.  This Agreement and any amendment hereof pursuant to Section 7.01 shall be construed in accordance with and governed by the substantive laws of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

Section 7.03.          Notices.  All demands, notices and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by overnight courier service, at the following address:  (a) Seller, at its address at Willis Lease Finance Corporation, 2320 Marinship Way, Suite 300, Sausalito, California 94965; (b) Issuer, at its address at Willis Engine Funding LLC, 2320 Marinship Way, Suite 300, Sausalito, California 94965 and (c) the Indenture Trustee, the Noteholders, the Rating Agencies and the Series Enhancer, if any, and Administrative Agent at their respective addresses set forth in the related Supplement.  Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by facsimile or (c) when delivered, if delivered by hand.  Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Agreement.

Wherever notice or a report is required to be given or delivered to or from any party pursuant to this Agreement, a copy of such notice or report shall also be given or delivered to the Administrative Agent.

Section 7.04.          Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 7.05.          Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller except as provided in Section 4.01(a), without the prior written consent (which consent shall not be unreasonably withheld) of the Issuer and the Indenture Trustee at the direction of each Control Party of each Series and, except as provided in Section 4.03, this Agreement may not be assigned by the Issuer without the prior written consent (which consent shall not be unreasonably withheld) of each Control Party of each Series.  Whether or not expressly stated, all representations, warranties, covenants and agreements of the Seller (whether as the Seller or as Servicer) and the Issuer in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of, and shall be exercisable by, the Indenture Trustee, each Series Enhancer, if any, and the Noteholders.

Section 7.06.          Further Assurances.  Each of the Seller and the Issuer agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Agreement or to better assure and confirm unto the Indenture Trustee, the Series Enhancers, if any, or the Noteholders their rights, powers and remedies hereunder.

Section 7.07.          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Issuer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08.          Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 7.09.          Binding Effect.  This Agreement will inure to the benefit of and be binding upon the parties hereto and, upon the transfer contemplated by Section 4.03 hereof, the Indenture Trustee, the Noteholders and their respective successors and permitted assigns.

Section 7.10.          Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.11.          Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof

Section 7.12.          Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.13.          General Interpretive Principles.  For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

(d)           a reference to a Subsection section without further reference to a Section is a reference to such Subsection section as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 7.14.          Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee and the Noteholders, and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Seller and the Issuer have caused this Contribution and Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ DONALD A. NUNEMAKER
Name: Donald A. Nunemaker
Title: Executive Vice President, Chief Operating Officer

WILLIS ENGINE FUNDING LLC

By:	/s/ DONALD A. NUNEMAKER
Name: Donald A. Nunemaker
Title: Vice President

SCHEDULE 1 to

Contribution And Sale Agreement

“Contribution Percentage” means                   percent (      %).*

*              This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.